Exhibit 23.1

Tel: 248-362-2100 Fax: 248-362-4459 www.bdo.com	2600 W. Big Beaver Road, Suite 600 Troy, MI 48084

Consent of Independent Registered Public Accounting Firm

Universal Logistics Holdings, Inc.

Warren, Michigan

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our reports dated March 15, 2017, relating to the consolidated financial statements and the effectiveness of Universal Logistics Holdings, Inc.’s internal control over financial reporting appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP

Troy, Michigan

October 30, 2017

BDO USA, LLP, a Delaware limited liability partnership, is the U.S. member of BDO International Limited, a UK company limited by guarantee, and forms part of the international BDO network of independent member firms.

BDO is the brand name for the BDO network and for each of the BDO Member Firms.